                                               CONFIDENTIAL TREATMENT REQUESTED



                                  SUPPLY AGREEMENT

THIS SUPPLY AGREEMENT is effective this 5th day of November 1999 (the "EFFECTIVE DATE"), between Overland Data, Inc., a California corporation, having a place of business at 8975 Balboa Avenue, San Diego, CA 92123 ("SELLER") and Seagate Technology, Inc., a Delaware corporation, having a place of business at 1650 Sunflower Ave., Costa Mesa, California ("BUYER").

In consideration of the mutual promises and covenants contained herein and for other good and valuable consideration, the receipt of which is acknowledged by both parties, the parties agree as follows:

                                     ARTICLE I.

                                    DEFINITIONS

       For purposes of this Agreement, the following terms and all other terms defined in this Agreement shall have the meanings so defined:

1.1    ASIC.  The term "ASIC" means an application specific integrated circuit.

1.2 CORE TECHNOLOGY. The term "Core Technology" means the patent rights as described and claimed in United States Patent Nos. 5712863, 5815514 and 5931968.

1.3 DOCUMENTATION. The term "Documentation" means all present and future manuals, notebooks, quick reference guides, comments and publications of every nature, and all corrections, modifications and revisions thereto, relating to Products.

1.4 IMPROVEMENTS AND MODIFICATIONS. The term "Improvements and Modifications" means any and all changes in the design or Specifications of any of the Products or the Core Technology, including the addition of new features or capacities.

1.5 CORE TECHNOLOGY IMPROVEMENTS. The term "Core Technology Improvements" means the improvements and modifications to the Core Technology where implementation of such improvements and modifications would infringe upon the patent claims of the Core Technology.

1.6 INTELLECTUAL PROPERTY. The term "Intellectual Property" means copyright rights (including, without limitation the right to use, reproduce, modify, distribute, publicly display and publicly perform the copyrighted work), trademark rights (including, without limitation, trade names, trade marks, service marks and trade dress) patent rights (including, without limitation, the exclusive right to make, use or sell), trade secrets, moral rights, rights of publicity, goodwill and all other intellectual property rights as may exist now and/or hereafter come into existence and all renewals and extensions thereof,

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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                                               CONFIDENTIAL TREATMENT REQUESTED

regardless of whether such rights arise under the laws of the United States or any other country or jurisdiction.

1.7 INVENTION. The term "Invention" means any idea, design, concept, technique, invention, discovery, algorithm or improvement relating to the Products, whether or not patentable.

1.8 NEXT GENERATION TRAVAN CARTRIDGE. The term "Next Generation Travan Cartridge" means the next and future generations of Travan Cartridges, including (1) Travan NS Cartridge after the Travan NS 20 Cartridge, and
       (2) Travan Cartridge after the Travan 20 GB Cartridge, and (3) off-path Travan technology based Cartridges, all of which are presently expected to have a capacity of greater than 20 GB (compressed).

1.9 NEXT GENERATION TRAVAN DRIVE. The term "Next Generation Travan Drive" means a non-read-while-write drive which reads and writes data onto a Next Generation Travan Cartridge.

1.10   PRODUCTS.  The term "Products" means any present or future Travan VR(2)
       ASIC.

1.11 SPECIFICATIONS. The term "Specifications" means the specification for the Product as described in EXHIBIT B attached hereto.

1.12 TRAVAN VR(2) ASIC. The term "Travan VR(2) ASIC" means an ASIC embodying the VR(2) technology, which is a modification of existing ASIC designs of Seller specifically adapted for incorporation into Next Generation Travan Drives which utilize non-read-while-write technology, such ASIC specification for which is attached as EXHIBIT B.



                                    ARTICLE II.

                           SALE AND PURCHASE OF PRODUCTS

2.1 SALE AND PURCHASE. Seller agrees to sell and Buyer agrees to buy Products and such other items as may be mutually agreed upon subject to the terms of this Agreement. Buyer will purchase Products pursuant to this Agreement by issuing purchase orders from time to time.

2.2 RESTRICTIONS. Throughout the term of this Agreement and for five years thereafter, Buyer will not (i) market, offer to sell, or sell any Products purchased from Seller, except as part of Next Generation Travan Drives, to third parties.

2.3 TERM OF AGREEMENT. This Agreement will commence on the Effective Date and, except as otherwise provided in this Agreement, will terminate one year from the Effective Date. The term of this Agreement will automatically renew for an additional one-year term on

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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                                               CONFIDENTIAL TREATMENT REQUESTED

       each anniversary of the Effective Date unless either party provides the other party with written notice of such party's intention not to renew at least 90 days prior to such anniversary.

2.4 PURCHASE ORDERS. Buyer will order Products by submitting purchase orders to Seller in writing by priority or overnight U.S. mail, facsimile, overnight private courier, or other electronic means mutually agreed upon between the parties (the "PURCHASE ORDERS"). Each Purchase Order will contain the item ordered, description, quantity, date for delivery or performance, destination, and total price of the Purchase Order. Seller will have 10 business days after receipt of a Purchase Order to reject the Purchase Order. Acceptance by Seller is limited to the provisions of this Agreement and Seller's Acknowledgement. Seller will not ship any Products to Buyer without prior receipt of a Purchase Order.

2.5 FORECASTS. Buyer will provide Seller monthly rolling forecasts of Buyer's anticipated requirements for the Products for the six-month period following the date of the forecast, including the first two months of such forecast as a firm purchase order. Buyer will not be bound by the forecast for any period beyond the first two months and will have no liability to Seller for any differences between a forecast requirement for any period beyond the first two months of such forecast and the actual Purchase Orders for such months submitted by Buyer.

2.6 PRECEDENCE. Each Purchase Order issued under this Agreement will be made part of, and be incorporated into, this Agreement. Unless otherwise specifically agreed to in writing between Buyer and Seller, the terms and conditions of this Agreement will take precedence and govern any accepted Purchase Order, or any additional terms stated on any such Purchase Order, notwithstanding any contrary terms and conditions in the printed portion of Buyer's Purchase Order form or Seller's Order Acknowledgment.

2.7 CANCELLATION OF PURCHASE ORDERS. Buyer may cancel the undelivered portion of any purchase order upon written notice of cancellation to Seller. Upon receipt of notice of cancellation, Seller shall immediately stop work on the undelivered portion of the affected Purchase Order and make no further commitments for materials or services to complete such affected Purchase Order.

       a. In the event of such notice of cancellation (unless such cancellation is due to the default of Seller), Buyer will pay Seller for direct, reasonable and actual out-of-pocket expenses, excluding overhead and similar items, and any other expenses for which Seller is obligated to reimburse its foundry, which either Seller or its foundry incurred directly as a result of preparations to deliver such canceled Products.

       b. In connection with such cancellation of Purchase Orders, Buyer may require Seller to transfer title and deliver to Buyer, in the manner and on the terms hereinafter set forth for non-cancelled orders any completed Products from such cancelled order.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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                                               CONFIDENTIAL TREATMENT REQUESTED

       c. In no event shall Buyer's liability to Seller as a result of cancellation of a Purchase Order exceed the total price of the cancelled portion of such Purchase Order.

2.8 CAPACITY AND ALLOCATION. Seller will use commercially reasonable efforts to satisfy Buyer's Purchase Orders and forecasted requirements. In the event that Seller's capacity to produce the Products is constrained for any reason, Seller will allocate such constrained supply among the accepted purchase orders of its customers at its sole discretion, and Buyer shall be released from Purchase Order obligations for amounts in excess of Product allocated to Buyer.

2.9 SHIPPING. Buyer reserves the right to designate means of shipping. Shipping methods will be as stated on Buyer's Purchase Order. No changes will be made unless authorized in writing by Buyer. F.O.B. point will be foundry facility as designated in EXHIBIT A. All shipments will be adequately packaged to prevent any damage during normal transportation.

2.10 TITLE AND RISK OF LOSS. Title to, and risk of loss of, the Products will pass to Buyer upon transfer of the Products to the F.O.B. point of shipment. Buyer will make any claims against Seller for shortages in quantities shipped within 30 days from the date of shipment.

2.11 FORCE MAJEURE. Neither party will be considered in default or liable for any failure to perform its obligations under this Agreement if such failure arises out of an act of nature, war, strikes, lockouts, trade disputes, fires, quarantine restrictions, Governmental action or any other causes beyond the reasonable control of that party. The affected party will immediately notify the other in writing if a force majeure event delays performance and will state the revised date for performance. Should Seller's inability to perform because of a force majeure event continue for a period in excess of 30 days, Buyer will not be obligated to purchase, at a later date, that portion of the Products that Seller is unable to deliver because of a force majeure event.


                                    ARTICLE III.

                            PRICES AND TERMS OF PAYMENT

3.1 PRICES. All Buyer purchases will be based on the prices in attached EXHIBIT C. Upon any automatic renewal pursuant to the provisions of
       SECTION 2.3, the parties will execute and date another revision of EXHIBIT C setting forth Product pricing for such renewed term.

3.2 PAYMENT TERMS. Payment terms are *** after receipt of Seller's invoice. Bills of lading and shipping notices will be forwarded with Seller's invoice as needed. Seller's invoice will specify Buyer's Purchase Order number. All sales of Product will be F.O.B. foundry facility.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                               CONFIDENTIAL TREATMENT REQUESTED

3.3 TAXES. Unless otherwise stated in writing by Seller, all prices quoted will be exclusive of all national, federal, state, local or any other governmental use, sales, excise, occupational, property (ad valorem) and similar taxes or duties now in force or enacted in the future. If any such tax, fee or charge of any nature whatsoever is imposed on the transaction, such tax will be paid by Buyer in addition to the prices quoted or invoiced. If Seller is required to pay any such tax, fee or charge at the time of sale or thereafter, Buyer will promptly reimburse Seller after Seller provides Buyer with evidence of the amounts paid.

3.4 CREDITS. Amounts owed to Buyer due to rejections of Products, or discrepancies on paid invoices will be, at Seller's option, fully credited against future invoices payable by Buyer, or paid by Seller within 30 calendar days from Seller's receipt of a debit memo or other written request for payment from Buyer.

3.5 NO SET-OFFS. Buyer will not set off any amount owing at any time from Seller or any of Seller's affiliated companies to Buyer or its subsidiaries or affiliates against any amount payable at any time by Buyer in connection with this Agreement and/or any Purchase Order issued pursuant to this Agreement.

3.6 METHOD OF PAYMENT. All payments under this Agreement for the Products purchased by Buyer will be made in United States dollars by (i) check, or
       (ii) wire transfer to the account specified in Seller's Acknowledgement. A finance charge of ***% per month will be assessed on any amounts which are past due.


                                    ARTICLE IV.

WARRANTIES

4.1 WARRANTY OBLIGATION. Seller warrants that for a period of one year (the "WARRANTY PERIOD") from the date of shipment of the Products that such Products will (a) be in compliance with the material terms of the Specification attached hereto as EXHIBIT B, and (b) be of good workmanship and free from substantial defects. Seller further warrants that Seller has title to the Products. Seller does not warrant that all defects will be corrected. The foregoing warranty will be subject to Buyer or the end-user installing and using the Products in accordance with the Specifications. Further, the foregoing warranty will not extend to any Products which have been subject to mishandling, misuse, accident, improper installation, application or use, nor does such warranty extend to any Products that have been modified, repaired or altered by persons other than Seller. Seller's sole obligation under this warranty is limited to either (i) correction or modification of any substantial defect(s) to the extent that such defect(s) can be documented, isolated, reproduced and corrected, or (ii) product replacement.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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                                               CONFIDENTIAL TREATMENT REQUESTED

4.2 FUNCTIONAL TEST VECTORS. Seller shall provide Buyer with functional test vectors for the Products. It is the intent of the parties that the functional test vectors will be provided as tools to assist Buyer in verifying that the Products meet the Specifications.

4.3 REMEDY. If Seller receives notice, verbal followed by written, from Buyer within the Warranty Period of failure of Products to satisfy the above warranties, then, one of the following remedies will be selected upon mutual agreement of the parties: (i) Seller will replace the Products upon receipt from Buyer of the Products which prove to be defective, (ii) Seller will correct at no charge to Buyer any defective or non-conforming Products, (iii) Buyer will return such defective or non-conforming Products to Seller and recover from Seller the amount paid to Seller by Buyer thereof, or (iv) Buyer will correct the defective or non-conforming Product itself and charge Seller with the cost of such correction upon prior approval of Seller. If, for Products alleged to be defective or non-conforming and which are returned to Seller by Buyer, Seller determines that the parts returned by Buyer are not defective, Seller will return such non-defective parts to Buyer at Buyer's expense and Buyer will refund all shipping charges previously paid by Seller.
       THE ABOVE REMEDIES ARE THE SOLE AND EXCLUSIVE REMEDIES OF BUYER FOR A BREACH OF THE WARRANTY BY SELLER FOR THE PRODUCTS.

4.4 EXCLUSIONS. The foregoing warranty will not apply to adjustments, modifications, replacements, or repair caused by: (i) accident, transportation, mishandling, neglect, misuse or alterations by persons other than Seller; (or (II) the use or operation of the Products in violation of the Specification.

4.5 DISCLAIMER. SELLER DOES NOT WARRANT THAT THE PRODUCTS WILL MEET BUYER'S REQUIREMENTS OR THAT THE PRODUCT WILL OPERATE IN THE COMBINATIONS WHICH BUYER MAY SELECT FOR USE. THE PRODUCTS ARE PROVIDED WITHOUT ANY EXPRESS OR IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. FURTHER, SELLER DOES NOT WARRANT, GUARANTEE, OR MAKE ANY REPRESENTATIONS REGARDING USE, OR THE RESULTS OF USE, OF THE PRODUCTS. THE ENTIRE RISK AS TO THE RESULTS AND PERFORMANCE OF THE PRODUCTS IS ASSUMED BY BUYER.

                                     ARTICLE V

                              LIMITATION OF LIABILITY

5.1 LIMITATION OF LIABILITY. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, SELLER WILL NOT BE RESPONSIBLE OR LIABLE UNDER ANY PROVISION OF THIS AGREEMENT OR UNDER ANY CONTRACT, NEGLIGENCE, PRODUCT LIABILITY, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR LOSS OR INACCURACY OF DATA, COST OF PROCUREMENT OF SUBSTITUTE GOODS, SERVICES OR TECHNOLOGY, OR

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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                                               CONFIDENTIAL TREATMENT REQUESTED

       ANY INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES INCLUDING, WITHOUT LIMITATION, LOSS OF REVENUES AND LOSS OF PROFITS REGARDLESS OF WHETHER SELLER HAS BEEN ADVISED OF THE EXPECTATION OR EXISTENCE OF SUCH DAMAGES. ANY LIABILITY OF SELLER UNDER ANY THEORY WHATSOEVER WILL BE LIMITED EXCLUSIVELY TO PRODUCT REPLACEMENT OR, IF UNENFORCEABLE, TO PAYMENT OF AN AMOUNT NOT GREATER THAN AMOUNTS ACTUALLY RECEIVED BY SELLER PURSUANT TO THIS AGREEMENT OR $***, WHICHEVER IS GREATER.

                                     ARTICLE VI

                         CONFIDENTIAL DATA AND DISCLOSURES

6.1 CONFIDENTIAL INFORMATION. Each party agrees that any information identified, and marked as confidential ("CONFIDENTIAL INFORMATION"), including this Agreement and any schedules and exhibits thereto and the VR(2) Technical Information, which is made available to the other party in accordance with this Agreement shall be kept confidential. Each party will use the other party's Confidential Information only for the purposes contemplated and permitted by this Agreement. Neither party will disclose the other party's Confidential Information to any third party except as may be required (i) by court order (provided that the party subject to such court order gives prompt written notice thereof to the party whose Confidential Information will be disclosed and cooperates in any motion or action to prevent or limit the required disclosure), (ii) pursuant to any discovery obligation in litigation provided that a mutually agreeable protective order has been entered by the court, and (iii) pursuant to any applicable Securities and Exchange Commission ("SEC") filing rules, regulations and/or requirements ("SEC DISCLOSURE"), provided, however, that if a party desires to so disclose the Confidential Information of the other party, the filing party (a) will provide 30 days written notice to the other party of its intent to file such other party's Confidential Information so as to enable the other party to indicate which portions of its Confidential Information to excerpt (the "EXCERPTED PORTIONS") and the general reasons therefor, and (b) will make application to the SEC for confidential treatment of the Excerpted Portions unless the filing party provides a written opinion of counsel addressed to the other party that disclosure of certain of the Excerpted Portions is mandatory under applicable SEC rules and regulations and that filing of such a request for confidential treatment would be improper. Each Party further agrees to protect the other party's Confidential Information from unauthorized use or disclosure in the same manner as it protects its own similar Confidential Information (but in no event with less than reasonable care), and to limit access to the other party's Confidential Information to those of its employees and agents who need such access for purposes contemplated and permitted by this Agreement. This obligation of confidentiality shall last for four (4) years from the date the Confidential Information is disclosed to the recipient, regardless of the termination date of this Agreement.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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                                               CONFIDENTIAL TREATMENT REQUESTED

6.2 EXCLUSIONS. The obligations in this Article VI will not apply to any information which is (i) publicly available, except as disclosed in violation of this Agreement; or (ii) lawfully received by any party from a third party who is or who was not bound in a confidential relationship to the other party; or (iii) already properly and lawfully in possession of any party prior to the date of this Agreement or the date of its disclosure, or information which such party demonstrates with appropriate documentation was known prior hereto; or (iv) required by law or governmental regulation or necessary for the purpose of enforcement of this Agreement; or (v) independently developed by one party without use of any Confidential Information of the other party by employees who have had no access to such Confidential Information; or (vi) not marked as "Confidential" or other similar legends indicating the confidential nature of the information.

6.3 THIRD PARTY MANUFACTURERS. Notwithstanding the above, Buyer may share such Confidential Information with a third party, but only to the extent necessary for that third party to integrate Product into Buyer's product. Prior to such disclosure Buyer will insure that the third party signs a confidentiality agreement incorporating restrictions on disclosure of Confidential Information substantially similar to restrictions in this
       Section 6.3.


                                    ARTICLE VII

                           INTELLECTUAL PROPERTY RIGHTS

7.1 INTELLECTUAL PROPERTY RIGHTS TO THE PRODUCTS AND CORE TECHNOLOGY. All right, title and interest in or to the Intellectual Property of the Products, including the Core Technology and including any and all Inventions, Improvements and Modifications to the Products and Core Technology developed by or for Seller, shall be solely owned by Seller.

7.2 IMPROVEMENTS AND MODIFICATIONS TO THE CORE TECHNOLOGY DEVELOPED BY BUYER. If Buyer desires to develop or develops any Core Technology Improvements, the parties must mutually agree upon the ownership or licensing to Seller of such Core Technology Improvements prior to the implementation of such Core Technology Improvements in the Product by either party.

7.3 IMPROVEMENTS AND MODIFICATIONS TO THE PRODUCT (EXCLUDING THE CORE TECHNOLOGY) DEVELOPED BY BUYER. All right, title and interest in or to the Intellectual Property of the Product, excluding the Core Technology and including any and all Inventions, Improvements and Modifications to the Products (excluding Core Technology) developed by or for Buyer, shall be solely owned by Buyer.

                                    ARTICLE VIII

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                               CONFIDENTIAL TREATMENT REQUESTED

                                   LICENSE GRANT

8.1 LICENSE GRANT. Subject to the terms and conditions of this Agreement, Seller hereby grants to Buyer ***.

8.2 TRADEMARK USAGE. Buyer will comply with all applicable laws and governmental regulations pertaining to the proper use and designation of Seller's lawful trademarks.


                                     ARTICLE IX

                                     INDEMNITY

9.1 INDEMNITY BY SELLER. Seller will indemnify and hold harmless Buyer and its directors, officers, employees, agents, successors and assigns from and against any and all liability, damages, losses, claims, demands, actions, judgments, costs, attorneys' fees, disbursements and expenses incurred in connection with any action, claim or demand against Buyer by reason of injury to or death of any person or damage to or destruction of property arising out of or resulting from the negligent, reckless or willful acts or omissions of Seller, its employees, subcontractors or agents in supplying the Products to Buyer pursuant to this Agreement. Seller will not be responsible for any such losses, damages, liabilities, claims, actions, judgments, costs, demands, attorneys' fees, disbursements and expenses caused by the sole negligence or willful misconduct of Buyer, its directors, officers or employees. If an action, claim or demand is filed against Buyer for which Seller is to be responsible under this provision, Buyer will promptly notify Seller in writing of such action, claim or demand. Upon receipt of such notice from Buyer, if Seller acknowledges in writing to Buyer that Seller is obligated to indemnify Buyer under the terms of this SECTION 9.1 in connection with such action, claim or demand, then Seller will be entitled, if it so elects, to take control of the defense and investigation of such action, claim or demand and to employ and engage attorneys of its own choice to handle and defend the same at Seller's sole cost, risk and expense and Buyer will thereafter cooperate in all reasonable respects with Seller and its attorneys in the investigation, trial and defense of such action, claim or demand and any appeal arising therefrom. Buyer may also, through independent counsel and at its own cost, participate in such investigation, trial and defense of such action, claim or demand and any appeal arising therefrom. Seller may effect no settlement without the prior written approval of Buyer, which approval will not be unreasonably withheld. Seller also agrees to carry fire and extended coverage insurance, and to be responsible for any of Buyer's property while in Seller's possession, to maintain such property in good condition, and not to dispose of such property except in accordance with Buyer's instructions and the terms hereunder.

9.2 INDEMNITY BY BUYER. Buyer will indemnify and hold harmless Seller and its directors, officers, employees, agents, successors and assigns from and against any and all liability, damages, losses, claims, demands, actions, judgments, costs, attorneys' fees,

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                               CONFIDENTIAL TREATMENT REQUESTED

       disbursements and expenses incurred in connection with any action, claim or demand against Seller by reason of losses, injury to or death of any person or damage to or destruction of property arising out of or resulting from any sales or use of devices incorporating the Products, or the negligent, reckless or willful acts or omissions of Buyer, its employees, subcontractors or agents in the use or sale of the Products. Buyer will not be responsible for any such losses, damages, liabilities, claims, actions, judgments, costs, demands, attorneys' fees, disbursements and expenses caused by the sole negligence or willful misconduct of Seller, its directors, officers or employees. If an action, claim or demand is filed against Seller for which Buyer is to be responsible under this provision, Seller will promptly notify Buyer in writing of such action, claim or demand. Upon receipt of such notice from Seller, if Buyer acknowledges in writing to Seller that Buyer is obligated to indemnify Seller under the terms of this SECTION 9.2 in connection with such action, claim or demand, then Buyer will be entitled, if it so elects, to take control of the defense and investigation of such action, claim or demand and to employ and engage attorneys of its own choice to handle and defend the same at Buyer's sole cost, risk and expense and Seller will thereafter cooperate in all reasonable respects with Buyer and its attorneys in the investigation, trial and defense of such action, claim or demand and any appeal arising therefrom. Seller may also, through independent counsel and at its own cost, participate in such investigation, trial and defense of such action, claim or demand and any appeal arising therefrom. Buyer may effect no settlement without the prior written approval of Seller, which approval will not be unreasonably withheld. Buyer also agrees to carry fire and extended coverage insurance, and to be responsible for any of Seller's property while in Buyer's possession, to maintain such property in good condition.

9.3 LIABILITY FOR INJURIES TO PERSONNEL. Each party will be solely responsible for, and will indemnify the other party against, all claims, losses, litigation, damages and expenses resulting from injuries to or the death of any of its personnel occurring while any such person is traveling to or from any of the other party's facilities, or is otherwise engaged in activities incident to this Agreement.


                                     ARTICLE X.

                         INTELLECTUAL PROPERTY INFRINGEMENT

10.1 REPRESENTATIONS. Seller represents and warrants that it knows of no trade secret misappropriation that has occurred and has no reason to believe that a misappropriation will occur with regard to any Product or Documentation delivered to Buyer, and it knows of no patent, trademark, copyright or other proprietary rights infringement by the Products on the Effective Date of this Agreement.

10.2 DEFENSES. Seller will indemnify, defend any suit or proceeding brought against, Buyer or its customers based on a claim that the Products, or any part thereof, as supplied by Seller and used within the scope of this Agreement constitutes an infringement of any U.S.

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                                               CONFIDENTIAL TREATMENT REQUESTED

       patent, copyright, trademark, trade secret or any other proprietary right of any third party or embodied in the Products as supplied by Seller, provided that (i) Buyer notifies Seller in writing within 30 days of the claim, (ii) Seller has sole control of the defense and all related settlement negotiations, and (iii) Buyer provides Seller with the assistance, information and authority necessary to perform the above. Seller will have no liability or obligation to defend any such claim of infringement based on: (a) use of a superseded or altered version of the Product if such infringement would have been avoided by the use of a current unaltered version of the Product supplied by Seller; (b) any customized Products, to the extent such customization was at the request of Buyer; or (c) the combination, operation, or use of the Products supplied by Seller pursuant to this Agreement with other devices and components not supplied by Seller if such infringement would have been avoided by the use of the Products solely without such devices or components.

10.3 REMEDIES. If the Product is held or is believed by Seller to infringe, Seller will have the option, at its expense, to (i) modify the Product to be non-infringing; (ii) obtain for Buyer and its customers a license to continue using the Product; or (iii) replace the Product with non-infringing alternatives which conform to the Product specification. THIS SECTION STATES SELLER'S ENTIRE LIABILITY FOR INFRINGEMENT.


                                     ARTICLE XI

                                  PRODUCT TRAINING

11.1 DEVELOPER KIT. Upon receipt of $*** from Buyer, Seller will provide to Buyer a Developer Kit, including the items set forth in EXHIBIT D. The Developer Kit will include a rudimentary training session ("VR(2) UNIVERSITY") on the use of the Products at the scheduled times set forth in EXHIBIT D. Telephonic support from Seller for a period of fifteen
       (15) working days immediately following the completion of VR(2) University is included as part of the Develop Kit. Buyer will pay any travel, lodging, and other out-of-pocket expenses for its respective employees to attend VR(2) University.

11.2 ENGINEERING SUPPORT. Upon Buyer's request, Seller will provide telephonic engineering support to Buyer at a rate of $*** per hour. Seller will invoice Buyer on a monthly basis for such engineering support. Buyer will pay a minimum charge of $*** in any such month Buyer uses such telephonic support. Seller will accumulate and calculate the charges for such telephonic support on the basis of 0.10 hour time increments, each such time increment corresponding to six minutes of time.


                                    ARTICLE XII.

                                    TERMINATION

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                                               CONFIDENTIAL TREATMENT REQUESTED

12.1 TERMINATION. Either party may terminate this Agreement immediately (i) in the event of a material breach, including any failure by Buyer to make payments of any amounts to Seller when due, of any term of this Agreement by the other party which continues uncured for a period of *** after the non-breaching party provides written notice to the breaching party; (ii) upon any breach of the provisions of Article VI (Confidential Data and Disclosures); or (iii) upon a breach by a party of any provision of
       Article XII (Compliance with Laws).

12.2 INSOLVENCY. Either party may terminate this Agreement or suspend performance, if at any time during the term of this Agreement the other party will becomes insolvent or is unable to meet its obligations as they become due; makes a general assignment for the benefit of creditors; petitions, applies for, suffers or permits with or without its consent the appointment of a custodian, receiver, trustee in bankruptcy or similar officer for all or any substantial part of its business or assets; avails itself or becomes subject to any proceeding under the Federal Bankruptcy Code or any similar state, federal or foreign statute relating to bankruptcy, insolvency, reorganization, receivership, arrangement, adjustment of debts, dissolution or liquidation, which proceeding is not dismissed within sixty (60) days of commencement thereof.

12.3 ACCRUED OBLIGATIONS. Termination of this Agreement will not relieve either party of any then-accrued payment obligation under this Agreement, unless payment is disputed. Any and all payments by either party to the other accrued pursuant to this Agreement as of the date of termination will remain due and payable in accordance with the terms hereof.

12.4 CONSEQUENCES OF TERMINATION. Upon termination of this Agreement for any reason whatsoever, each party will immediately deliver to the other all Confidential Information and other materials related to, embodying, or associated with, any of the Documentation, the VR(2) Technical Information, and the Intellectual Property made available to, or produced by, Buyer pursuant to the terms of this Agreement. Any termination of this Agreement will not eliminate any liability arising out of the conduct prior to the actual date of termination, and either party may, following such termination, pursue such remedies as may be available with respect to such liabilities. In addition, the obligations of ARTICLE IV and SECTIONS 5.1, 6.1, 6.2, 7.1, , 9.1, 12 and 13, will survive any termination of this Agreement. Within 30 calendar days after termination of this Agreement for any reason whatsoever, each party will certify in writing to the other that it has satisfied all of its obligations under this Section.

                                   ARTICLE XIII.

                                COMPLIANCE WITH LAWS

13.1 CERTAIN LAWS. Parties hereby acknowledge and agree that certain laws of the United States, including the Foreign Corrupt Practices Act, 15 U.S.C. sections 78dd-1, ET SEQ., prohibit any person subject to the jurisdiction of the United States from making any payment of money or anything of value, directly or indirectly, to any foreign political

                                       12

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                                               CONFIDENTIAL TREATMENT REQUESTED

       party or candidate for foreign political office for the purpose of obtaining or retaining business. Parties hereby represent and warrant that, in the performance of their duties pursuant to this Agreement, each has not made, and will not make, any such proscribed payment. Each party will indemnify and hold harmless the other from and against any and all claims, losses and liabilities attributable to any breach by that party of its obligations under this SECTION 13.1.

                                       13

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REQUEST.  REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED SEPARATELY
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                                               CONFIDENTIAL TREATMENT REQUESTED

13.2   UNITED STATES EXPORT CONTROLS.  Without limiting the generality of
       SECTION 13.1, each party specifically acknowledges that certain of the Confidential Information ("TECHNICAL DATA") may be subject to United States export controls, pursuant to the Export Administration Regulations, 15 C.F.R. Parts 768-799. Each party will comply strictly with any applicable requirements of the Export Administration Regulations with respect to all such Technical Data.

                                    ARTICLE XIV.

                                    ARBITRATION

14.1 GOVERNING LAW. This Agreement will be governed in all respects solely and exclusively by the laws of the State of California, U.S.A. without regard to conflict of laws principles. The United Nations Convention on the International Sale of Goods will not apply to this Agreement.

14.2 DISPUTE RESOLUTION. In any disputes, controversies, or claims arising out of, relating to, or in connection with this Agreement or between the parties, including the determination of the scope of the agreement to arbitrate, the parties agree to first endeavor to settle the dispute in an amicable manner by good faith discussions and bargaining between the parties. If the parties are unable to resolve the controversy, upon request of one party, the parties agree to submit the dispute to an arbitrator for final and binding arbitration at a location to be determined by the non-requesting party. The arbitration will comply with and be governed by provisions of the California Arbitration Act before an arbitrator experienced in the matter to be decided.

14.3 ARBITRATION EXCEPTION; INJUNCTIVE RELIEF AVAILABILITY. Notwithstanding the foregoing, any claim relating to either of the parties' confidential information, trademarks, or other proprietary technology or intellectual property may be, at either parties' election, be determined by a court located in San Francisco, California, to whose exclusive jurisdiction the parties hereby consent. Each party shall be authorized and entitled to obtain preliminary and permanent injunctive relief, which rights and remedies shall be cumulative and in addition to any other rights or remedies to which a party may be entitled.

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                                               CONFIDENTIAL TREATMENT REQUESTED

14.4 ANCILLARY RELIEF. Nothing herein will prevent a party, prior to appointment of the arbitrator, from making application to any court of competent jurisdiction, for any provisional remedy available at law or in equity. Such application for relief will not constitute a waiver of this agreement to arbitrate. Upon appointment, the arbitrator will have exclusive authority to order provisional or interim relief, except that any relief ordered by the arbitrator may be immediately and specifically enforced by a court otherwise having jurisdiction. The parties waive objection to venue and consent to the personal jurisdiction of the federal courts of San Francisco, California, U.S.A. in any action to enforce this agreement to arbitrate or any order or award of the arbitrator, or for the provisional or interim remedies provided for in this Agreement.

14.5 EXPENSES. In any arbitration proceeding pursuant to this Agreement, each party will bear the expenses of its witnesses. All other costs of arbitration, including, without limitation, the fees and expenses of the arbitrators, the cost of the record or transcripts thereof, if any, administrative fees, the attorneys' fees of the parties, and all other fees and costs will be allocated to the parties to the arbitration as determined by the arbitrator, except that the prevailing party in such arbitration will be entitled to recover its reasonable attorneys' fees and expenses.

14.6 DISCOVERY. In any arbitration proceeding pursuant to this Agreement, discovery will be limited to written requests for the production of specific documents. The period for requesting documents will be 30 days commencing upon the day that the answer is due under the Rules. The responding party will have 15 days to produce the requested documents by sending copies to the requesting party or its representative via a recognized international courier service. The parties will also voluntarily produce all documents that they intend to use at the arbitration hearing and a list of intended witnesses before the close of discovery subject to supplementation for purposes of rebuttal or good cause shown. The parties waive any right to seek any discovery not provided for in this Agreement irrespective of whether the laws of any country provide for different or additional discovery in international arbitration. The arbitrator will hold a pre-hearing conference within three days of the close of discovery and will schedule and hold the final hearing within 30 days of the close of discovery. Except as set forth in
       Section 14.2, EACH PARTY HERETO HEREBY AGREES THAT THE ARBITRATION PROCEDURE PROVIDED IN THIS AGREEMENT WILL BE THE SOLE AND EXCLUSIVE METHOD OF RESOLVING ANY DISPUTES, CONTROVERSIES OR CLAIMS ARISING IN CONNECTION WITH, OR OUT OF THIS AGREEMENT, OR OTHERWISE BETWEEN THE PARTIES TO THIS AGREEMENT.

                                    ARTICLE XV.

                               EPIDEMIC PRODUCT FAILURE

15.1 EPIDEMIC PRODUCT FAILURE. For the purposes of this Agreement, "Epidemic Product Failure" means ***. The parties agree, however, that in no event shall an Epidemic

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                                               CONFIDENTIAL TREATMENT REQUESTED

       Product Failure be deemed to occur during a Product ramp-up period of *** from the first shipment of Products to Buyer. In the case of an Epidemic Product Failure, Buyer and Seller shall cooperate to implement the following procedure:

       15.1.1 Buyer shall promptly notify Seller upon discovery of the failure.

       15.1.2 Within five (5) working days Seller shall give an initial response indicating its preliminary plans for diagnosing the problem.

       15.1.3 Seller and Buyer shall jointly exert all commercially reasonable efforts to diagnose the problem and plan a work-around or more permanent solution.

       15.1.4 Seller shall prepare and consult with Buyer regarding a recovery plan as well as an appropriate work-around, as an interim solution, if the parties mutually decide that such an interim solution is required.

15.2 MANUFACTURING LICENSE. Seller hereby grants to Buyer a *** license to manufacture or have manufactured the Products (the "Manufacturing Rights") which Buyer may exercise at any time upon notice to Seller and upon the occurrence of either of the following:

       15.2.2 A Recovery Plan is not mutually agreed to in writing by the parties within thirty (30) days from the date of initial notification of the problem by Buyer to Seller. For the purposes of this Agreement, a "Recovery Plan" means a plan for which each party has devoted all commercially reasonable efforts to determine the root cause of the problem, and which includes (i) identification of the corrective action, and (ii) written milestones for the performance of the corrective action.

       15.2.3 Notwithstanding the terms of Section 2.8 hereof, If Seller consistently or continuously fails to supply Buyer with Products meeting the Specifications in the quantities (i) contained on a firm forecast of Buyer, and (ii) included in a firm non-cancelable Purchase Order submitted by Buyer and accepted by Seller pursuant to the terms of Section 2.4 ("Purchase Orders") hereof. For the purposes of this Section 15.2.3, Seller shall be deemed to have failed consistently in performing its obligations to supply Products if ***.

       15.2.4 If Buyer does exercise its Manufacturing Rights pursuant to this
              Section 15.2, the provisions of Section 15.3 shall additionally apply.

15.3 ROYALTIES AND REPORTING PROVISIONS. In the event that Buyer exercises its Manufacturing Rights as provided in Section 15.2, and in the event that the parties have not previously executed a VR(2) Core License Agreement , the parties shall negotiate in good faith prior to the first sale of the Products manufactured by or for Buyer (i) the Product royalties to be paid to Seller by Buyer, (ii) the payment procedures and
       (iii) the sales and royalty reporting

                                       16

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                                               CONFIDENTIAL TREATMENT REQUESTED

       obligations of Buyer. In general, Buyer shall additionally permit Seller to conduct an audit, no more than once per each six (6) month period and upon prior written notice to Buyer, to examine such books, records and accounts of Buyer to verify royalties due to Seller hereunder. The parties currently intend to negotiate and execute a VR(2) Core License Agreement for the Products which shall contain such additional terms as are described in this Section 15.3.

                                    ARTICLE XVI.

                                   MISCELLANEOUS

16.1 INDEPENDENT CONTRACTORS. Buyer and Seller hereby declare and agree that each is engaged in an independent business and will perform its obligations under this Agreement as an independent contractor and not as the agent or employee of the other; that the persons performing work for each party hereunder are not agents or employees of the other. Neither party will have the right or authority to assign or create any obligation of any kind, express or implied, on behalf of the other party, or to act for or on behalf of the other party, to make commitments of any kind or bind it in any way, to accept any service of process upon, or to receive any notices of any nature whatsoever in its behalf.

16.2 ASSIGNMENT. Except as otherwise expressly proved in this Agreement, neither party may assign its rights or delegate its duties under this Agreement without the prior written consent of the other party; provided, however, that any party may assign its rights and delegate its duties, either in whole or in part, under this Agreement to any wholly owned or controlled affiliate, provided that such assignment includes an express assumption of the assignor's obligations hereunder. Any attempted assignment or delegation in contravention of this SECTION 16.2 will be void and of no effect.

16.3 NOTICE. Except as otherwise provided in this Agreement, all notices will be deemed to have been given when in writing and delivered in person, sent by electronic facsimile transmission, deposited in the United States Mail, postage prepaid, certified mail, return receipt requested or sent by a express courier service which provides documented delivery, and addressed as follows: (i) if to Seller, Overland Data, Inc., 8975 Balboa Avenue, San Diego, CA 92123; and (ii) if to Buyer: Seagate Technology, Inc., 1650 Sunflower Avenue, Costa Mesa, CA 92626. These addresses may be changed by written notice given by such party to the other pursuant to this SECTION 16.3.

16.4 NO THIRD PARTY BENEFICIARIES. Except as otherwise provided in this Agreement, the provisions of this Agreement are for the benefit solely of the parties and not for any other person.

16.5 WAIVERS. Waiver by either party of any breach by the other party will not be deemed a waiver of any other default. The failure or delay of either party to assert any of its rights


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                                               CONFIDENTIAL TREATMENT REQUESTED

       under this Agreement will not be deemed a waiver of that party's right thereafter to enforce each and every provision of this Agreement

16.6 AMENDMENTS. No provision of this Agreement will be deemed waived, amended or modified by either party, unless such waiver, amendment or modification is in writing and signed by the authorized representative of the party against whom it is sought to enforce such waiver, amendment or modification.

16.7 HEADINGS. The section and paragraph headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

16.8 SEVERABILITY. If any provision of this Agreement or the application of any such provision to any person or circumstance, is declared judicially to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement, it being the intent and agreement of the parties that this Agreement will be deemed to have been amended by modifying such provision to the extent necessary to render it valid, legal and enforceable while preserving its intent or, if such modification is not possible, by substituting therefor another provision that is legal and enforceable and that achieves the same objective.

16.9 COUNTERPARTS. This Agreement may be executed in several duplicate originals , each of which will be deemed an original but all of which together will constitute one and the same instrument.

16.10 ENTIRE AGREEMENT. This Agreement embodies the entire agreement of Buyer and Seller respecting the Products and supersedes all prior agreements, understandings and communications, whether written or oral, between the parties with respect to its subject matter.

IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed as of the Effective Date.


SELLER:  OVERLAND DATA, INC.              BUYER:  SEAGATE TECHNOLOGY, INC.


By: /s/ Scott McClendon                   By: /s/ Larry McMannon

Name: Scott McClendon                     Name:  Larry McMannon

Title: President & CEO                    Title: VP & General Manager

Date: 11/5/99                             Date: 11/5/99


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                                               CONFIDENTIAL TREATMENT REQUESTED

                                  EXHIBIT A

                          TRAVAN-TM- VR(2)-TM- ASIC ORDERS

1. Buyer acknowledges that the Products are fabricated in lots having a size corresponding to the aggregate number of parts ordered as set forth below.

                     VOLUME ORDERED              LOT SIZE

                     25k - 50k                   2,500 UNITS

                     50k - 100k                  10,000 UNITS

                     100k - 250k                 15,000 UNITS

                     250k+                       25,000 UNITS

2. Buyer will place purchase orders having a minimum order quantity of 2,500 units of the Products.

3. Buyer acknowledges that the minimum lead-time for fabrication and delivery of any Products ordered will be 60 days from the date of receipt of Seller's Acknowledgement.

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                                               CONFIDENTIAL TREATMENT REQUESTED

                                     EXHIBIT B

                      SINGLE CHANNEL VR(2) ASIC SPECIFICATION

                                        ***


                                       20

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                                               CONFIDENTIAL TREATMENT REQUESTED

                               OVERLAND CONFIDENTIAL

                                     EXHIBIT C

                      TRAVAN VR(2) ASIC PRICE/VOLUME SCHEDULE


                     ASIC ANNUAL VOLUME   PRICE/ASIC

                     ***


                                       21

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                                               CONFIDENTIAL TREATMENT REQUESTED

                               OVERLAND CONFIDENTIAL

                                     EXHIBIT D

                         TRAVAN VR(2) ASIC DEVELOPER'S KIT

As part of the Travan VR(2) ASIC Developer's Kit, Overland will provide the following items:

- A five (5) day training session at Overland's facilities "VR(2) University". This training course will commence on September 13th, 1999 and be completed on September 16th, 1999. Overland will provide the facility and refreshments during the day. All other travel related expenses are the responsibility of the buyer.

- Fifteen (15) working days of telephonic engineering support. This support time begins on September 17th, 1999 and concludes at the end of the business day on October 7th, 1999.

-      A test PWB (with schematic) including the current single-channel VR(2)
       ASIC.

- A set of software with documentation for Test PWB communications and coefficient calculations.

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